                                                                    EXHIBIT 4.24

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                             BOND PURCHASE AGREEMENT

                                      among

                       CONNECTICUT DEVELOPMENT AUTHORITY,

                          THE CONNECTICUT WATER COMPANY

                                       and

                            A.G. EDWARDS & SONS, INC.

                             Dated September 1, 2004

                                   $5,000,000
                        Connecticut Development Authority
                    Water Facilities Refunding Revenue Bonds
             (The Connecticut Water Company Project - 2004A Series)

                                   $4,550,000
                        Connecticut Development Authority
                    Water Facilities Refunding Revenue Bonds
             (The Connecticut Water Company Project - 2004B Series)
================================================================================

                                                                    EXHIBIT 4.24

                             BOND PURCHASE AGREEMENT

      AGREEMENT, dated September 1, 2004, among the Connecticut Development Authority (the "Authority"), The Connecticut Water Company (the "Borrower") and A.G. Edwards & Sons, Inc. (the "Underwriter"), with respect to the sale and purchase of the Authority's $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004A Series) (the "Series 2004A Bonds") and the Authority's $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004B Series) (the "Series 2004B Bonds"; and, together with the Series 2004A Bonds, the "Bonds") on the terms and subject to the conditions herein set forth:

      1. The Borrower has previously filed with the Authority its application for the issuance of the Bonds by the Authority, and the Authority has authorized the Bonds by a resolution duly adopted June 18, 2003 (the "Resolution"). The Bonds will be special obligations of the Authority payable solely out of the revenues or other receipts, funds or moneys pledged therefor, and from any amounts otherwise available to the Trustee for the payment thereof under the indentures referred to below. The proceeds of the sale of the Series 2004A Bonds will be used to refund the Authority's Water Facilities Revenue Bonds (The Connecticut Water Company Project - 1993A Series) (the "Series 1993A Prior Obligations"), the proceeds of which were used to refund tax exempt debt previously issued by the Authority in 1988, the proceeds of which were loaned to the Borrower for use in the acquisition, construction and installation of certain additions to the water system of the Borrower located in certain municipalities within the State of Connecticut (the "State") (the "Series 2004A Project"). The proceeds of the sale of the Series 2004B Bonds will be used to refund the Authority's Water Facilities Revenue Bonds (The Connecticut Water Company Project - 1993B Series) (the "Series 1993B Prior Obligations"; and, together with the Series 1993A Prior Obligations, the "Prior Obligations"), the proceeds of which were used to refund tax exempt debt previously issued by the Authority in 1979, the proceeds of which were loaned to the Borrower for use in the acquisition, construction and installation of certain additions to the water system of the Borrower located in certain municipalities within the State (the "Series 2004B Project"; and, together with the Series 2004A Project, the "Project"). All such projects are to be used for water facilities purposes, all as more particularly described in the Loan Agreements (the "Agreements"), each dated as of August 1, 2004 and by and between the Authority and the Borrower. Pursuant to the Agreements, the Borrower will execute and deliver to the Authority the Borrower's notes (the "Notes") to evidence its indebtedness thereunder. Payments on the Notes shall be applied to the amounts due on the Bonds.

      The Series 2004A Bonds shall be in all respects as described in, and shall be issued under and pursuant to, an Indenture of Trust (the "Series 2004A Indenture"), dated as of August 1, 2004, between the Authority and U.S. Bank National Association, as trustee (the "Trustee"). The Series 2004B Bonds shall be in all respects as described in, and shall be issued under and pursuant to, an Indenture of Trust (the "Series 2004B Indenture"; and, together with the Series 2004A Indenture, the "Indentures"), dated as of August 1, 2004, between the Authority and the Trustee. In connection with the execution and delivery of the Indentures, the Authority and the Trustee will execute and deliver a Letter of Representation (the "Letter of Representation") to The Depository Trust Company ("DTC"). In order to assure the exclusion of interest on the Bonds from gross income for purposes of federal income taxation, the Borrower, the Authority

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                                                                    EXHIBIT 4.24

and the Trustee will enter into Tax Regulatory Agreements relating to each series of Bonds, each dated as of the date of issuance of the Bonds (the "Tax Regulatory Agreements").

      The Agreements, the Tax Regulatory Agreements and the Indentures shall be in substantially the forms approved by the Authority in connection with the authorization of the Bonds.

      In this Bond Purchase Agreement, the term "Financing Documents", (1) when used with respect to the Borrower, means the Agreements, the Notes, the Tax Regulatory Agreements and the general certificate of the Borrower delivered in connection with the issuance of the Bonds and (2) when used with respect to the Authority, means any of the foregoing documents and agreements referred to in
(1) above to which the Authority is a direct party. The Financing Documents when such term is used with respect to the Borrower, do not include any documents or agreements to which the Borrower is not a direct party, including the Bonds, the Indentures or the Letter of Representation.

      In order to further secure the Bonds, Citizens Bank of Rhode Island (the "Letter of Credit Bank") will deliver its irrevocable direct-pay letters of credit relating to each series of Bonds, each dated as of September 2, 2004 (the "Letters of Credit"). The Letters of Credit will entitle the Trustee to draw an amount sufficient to pay, when due, the principal of, or the principal component of the purchase price of, and up to 45 days' interest on the respective series of Bonds. The Letters of Credit will be issued pursuant to separate Reimbursement and Credit Agreements relating to each series of Bonds, each dated as of August 1, 2004 (the "Reimbursement Agreements"), by and between the Borrower and the Letter of Credit Bank.

      A.G. Edwards & Sons, Inc. will serve as remarketing agent for the Bonds (the "Remarketing Agent") pursuant to Remarketing Agreements relating to each series of Bonds, each dated as of the date of issuance of the Bonds, by and between the Borrower and the Remarketing Agent (the "Remarketing Agreements").

      2. Subject to the terms and conditions and upon the basis of the representations hereinafter set forth, the Authority hereby agrees to sell the Series 2004A Bonds to the Underwriter and the Underwriter hereby agrees to purchase the Series 2004A Bonds from the Authority at the purchase price of $5,000,000.00. The Series 2004A Bonds shall be dated the date of their delivery, shall mature on July 1, 2028 and shall initially bear interest at a variable rate per annum, determined and payable as provided in the 2004A Indenture. It will be a condition to the Authority's obligation to sell the Series 2004A Bonds to the Underwriter and the obligation of the Underwriter to purchase the Series 2004A Bonds that all Series 2004A Bonds be sold and delivered by the Authority and paid for by the Underwriter on the Closing Date, as hereinafter defined.

      3. [Reserved].

      4. Subject to the terms and conditions and upon the basis of the representations hereinafter set forth, the Authority hereby agree to sell the Series 2004B Bonds to the Underwriter and the Underwriter hereby agrees to purchase the Series 2004B Bonds from the Authority at the purchase price of $4,550,000.00. The Series 2004B Bonds shall be dated the date of their delivery, shall mature on September 1, 2028 and shall initially bear interest at a variable rate per annum, determined and payable as provided in the 2004B Indenture. It will be a

                                                                    EXHIBIT 4.24

condition to the Authority's obligation to sell the Series 2004B Bonds to the Underwriter and the obligation of the Underwriter to purchase the Series 2004B Bonds that all Series 2004B Bonds be sold and delivered by the Authority and paid for by the Underwriter on the Closing Date, as hereinafter defined.

      5. The date of delivery and payment for the Bonds (the "Closing Date") will be September 2, 2004 unless not later than the fifth day preceding such date the Borrower and the Underwriter agree that the Closing Date will be a specified date not later than the thirtieth day subsequent to such date, in which event the Closing Date will be the date so specified. The Bonds shall be available for inspection and packaging at least twenty-four hours before the Closing Date.

      The Authority will authorize the Trustee to authenticate and deliver the Bonds to the Underwriter through the facilities of DTC, 55 Water Street, New York, New York, utilizing the FAST System pursuant to which the Trustee will take custody of the Bonds as agent for DTC, at approximately 11:00 A.M., New York City time on the Closing Date, in typewritten form, bearing CUSIP numbers, duly executed and authenticated, registered in the name of Cede & Co., as nominee for DTC, against payment therefor by wire transfer or other manner payable in immediately available funds to the Trustee for the account of the Authority. The payment for the Bonds to the Authority and the delivery thereof to the Underwriter shall be made at the offices of Murtha Cullina LLP, City Place I, 185 Asylum Street, Hartford, Connecticut. The Bonds will be delivered in the form and denominations and shall be otherwise as described in the Indentures.

      6. The Authority hereby represents and warrants that:

      (a) It is a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut duly organized and existing under the laws of the State of Connecticut, particularly the State Commerce Act, constituting Connecticut General Statutes, Sections 32-la through 32-23zz, as amended (the "Act"). The Authority is authorized to issue the Bonds in accordance with the Act and to lend the proceeds thereof to the Borrower to refund the Prior Obligations of the Authority thereby refinancing the improvements described in the Indenture.

      (b) The Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by this Bond Purchase Agreement, the Bonds, the Resolution, the Indentures and the Financing Documents, and to issue, sell and deliver the Bonds to the Underwriter as provided herein.

      (c) By resolution duly adopted by the Authority and still in full force and effect, the Authority has authorized the execution, delivery and due performance of this Bond Purchase Agreement, the Bonds, the Indentures and the Financing Documents, and the taking of any and all action as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Bond Purchase Agreement, and all approvals necessary in connection with the foregoing have been received, except the State Treasurer's approval.

      (d) When delivered to and paid for by the Underwriter in accordance with the terms of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and binding special obligations of

                                                                    EXHIBIT 4.24

the Authority payable solely from revenues or other receipts, funds or moneys pledged therefor under the respective Indentures and from any amounts otherwise available therefor under the Indentures, and will be entitled to the benefit of the Indentures. Neither the State nor any municipality thereof will be obligated to pay the Bonds or the interest thereon. Neither the faith and credit nor the taxing power of the State nor any municipality thereof is pledged for the payment of the principal, and premium, if any, of and interest on the Bonds.

      (e) The execution and delivery of this Bond Purchase Agreement, the Bonds, the Indentures and the Financing Documents, and compliance with the provisions thereof, will not conflict with or constitute on the part of the Authority a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound, or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Authority of the transactions contemplated thereby have been obtained, except the State Treasurer's approval.

      (f) Subject to the provisions of the Agreements and the Indentures, the Authority will apply the proceeds from the sale of the Bonds to the purposes specified in the respective Indentures and the Financing Documents.

      (g) To the best knowledge of the Authority, there is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Authority, or to the best knowledge of the Authority, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby and by the Indentures, or which, in any way, would adversely affect the validity of the Bonds, the Resolution, the Indentures, the Financing Documents, this Bond Purchase Agreement, any agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indentures or the exemption from taxation as set forth therein.

      (h) Any certificate signed by any Authorized Representative of the Authority under the Resolution or this Bond Purchase Agreement and delivered to the Underwriter or to the Trustee shall be deemed a representation and warranty by the Authority to the Underwriter and the Borrower as to the statements made therein.

      (i) The information with respect to the Authority in the Official Statement of the Authority (the "Official Statement"), dated August 27, 2004, is correct and complete, except that none of the representations and warranties herein apply to statements in or omissions from the Official Statement made in reliance on or in conformity with information furnished to the Authority by the Borrower, or to information under the headings "THE PROJECT", "THE BONDS--Book-Entry Only System", "THE LETTERS OF CREDIT", "BONDOWNER'S CONSIDERATIONS", "TAX MATTERS", "LEGAL MATTERS" and "INDEPENDENT ACCOUNTANTS" or to anything contained or incorporated by reference in the appendices to the Official Statement or otherwise with respect to the Borrower. The Authority has authorized the use of the Official Statement and delivered duly executed copies thereof in final form to the Underwriter.

                                                                    EXHIBIT 4.24

      It is specifically understood and agreed that the Authority makes no representation as to the financial position or business condition of the Borrower, the Letter of Credit Bank or any other person and does not, with respect to the Official Statement or otherwise, except to the extent the Authority deems the Official Statement to be final as provided in Section 11 hereof, represent or warrant as to any of the statements, materials (financial or otherwise), representations or certifications furnished or to be made and furnished by the Borrower, the Letter of Credit Bank or any other person in connection with the sale of the Bonds, or as to the correctness, completeness or accuracy of any of such statements, materials, representations or certificates.

      7. The Borrower represents and warrants that:

      (a) The Borrower has been duly organized and validly exists as a corporation under the laws of the State, having all requisite corporate power to carry on its business as now constituted.

      (b) The execution and delivery by the Borrower of the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements and this Bond Purchase Agreement, and all other agreements herein contemplated to be performed by the Borrower, and the performance of the conditions herein contained and those in each of such instruments to be performed are not in contravention of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under any indenture, mortgage deed of trust or other agreement or instrument to which the Borrower is a party, or the Certificate of Incorporation and any special acts incorporated by reference therein or Bylaws of the Borrower, or any order, rule or regulation applicable to the Borrower of any court or of any federal or State regulatory body or administrative agency or other governmental body having jurisdiction over the Borrower or over any of its properties, or any statute, rule or regulation of any jurisdiction applicable to the Borrower, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Borrower pursuant to the terms of any indenture, agreement or undertaking binding upon it; and, to the extent required by law, the Connecticut Department of Public Utility Control (the "DPUC") has approved or waived approval of all matters relating to the Borrower's participation in the transactions contemplated in the Financing Documents and the Reimbursement Agreements which require such approval or waiver of approval; such approval or waiver of approval remains in full force and effect in the form issued; and, assuming that the Bonds are securities described in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Sections 3(a)(12) and (29) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Borrower's participation in connection therewith, except as have been obtained.

      (c) Except as disclosed or incorporated by reference in the Official Statement, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending, or to the knowledge of the Borrower threatened, wherein an unfavorable decision, ruling or finding would (i) in the opinion of the Borrower, involve the possibility of any judgment or liability to the extent not covered by insurance which would result in any material adverse change in the business, properties or operations of the Borrower, (ii) materially adversely affect the transactions contemplated by this Bond Purchase Agreement or

                                                                    EXHIBIT 4.24

(iii) materially adversely affect the validity or enforceability of the Bonds, the Indentures, the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements or this Bond Purchase Agreement.

      (d) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Indentures, the Financing Documents and the Reimbursement Agreements, as in force from time to time.

      (e) Except as disclosed or incorporated by reference in the Official Statement, the Borrower is not a party to or bound by any contract, agreement or other instrument, or subject to any judgment, order, writ, injunction, decree, rule or regulation which, in the Borrower's opinion, materially adversely affects, or in the future may, so far as the Borrower can now reasonably foresee, materially adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.

      (f) Neither this Bond Purchase Agreement, other than Section 6 hereof as to which no representation is made, nor any other document, certificate or written statement furnished to the Underwriter or the Authority by or on behalf of the Borrower, when read together with the information disclosed or incorporated by reference in Appendix A to the Official Statement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading or incomplete.

      (g) The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes.

      (h) The Borrower will deliver or cause to be delivered all opinions, certificates, letters and other instruments and documents required to be delivered by the Borrower pursuant to this Bond Purchase Agreement.

      (i) The Financing Documents, the Reimbursement Agreements, the Remarketing Agreements and this Bond Purchase Agreement, when executed and delivered, will be legal, valid, binding and enforceable obligations of the Borrower, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors' rights generally or by general principles of equity.

      (j) [Reserved].

      (k) The Borrower has authorized and consents to the use of the Official Statement by the Underwriter. The information with respect to the Borrower included or incorporated by reference in Appendix A to the Official Statement and the descriptions contained therein of the Agreements, the Indentures and the Financing Documents and the Borrower's participation in the transactions contemplated thereby, are correct and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except that the Borrower makes no representation as to (A) the information contained in

                                                                    EXHIBIT 4.24

Appendices D, E and F to the Official Statement or the information contained in the Official Statement under the captions "INTRODUCTION - The Authority", "THE AUTHORITY", "THE BONDS - Book Entry Only System", "TAX MATTERS", "THE BANK", "THE LETTERS OF CREDIT" and "UNDERWRITING" or (B) the information with respect to DTC and its book-entry system. The financial statements included in Appendix B to the Official Statement have been prepared in accordance with generally accepted accounting principles as applied in the case of rate-regulated public utilities, comply with the Uniform System of Accounts and ratemaking practices prescribed by the DPUC (except as otherwise described in the notes to such financial statements) and fairly present the financial position, results of operations, retained earnings and statements of cash flows of the Borrower at the respective dates and for the respective periods indicated.

      (l) There has been no material adverse change in the business, properties, operations or financial condition of the Borrower from that shown or incorporated by reference in the Official Statement.

      (m) The Borrower will use its best efforts to cause the delivery of the Letters of Credit.

      (n) The representations and warranties of the Borrower contained in
Section 2.2 of each of the Loan Agreements are true and correct as of the date hereof.

      (o) The Borrower has obtained all approvals required in connection with the execution and delivery of, and performance by the Borrower of its obligations under, this Bond Purchase Agreement, the Financing Documents, the Reimbursement Agreements and the Remarketing Agreements.

      (p) Any certificate signed by an officer of the Borrower and delivered to the Underwriter at the time of the purchase and sale of the Bonds shall be deemed a representation and warranty by the Borrower to the Underwriter as to the statements made therein.

      (q) The Borrower deems the Official Statement to be final as of its date for purposes of Rule 15c2-12 of the SEC.

      (r) No material event of default or event which, with notice or lapse of time or both, would constitute a material event of default or default under any material agreement or material instrument to which the Borrower is a party or by which the Borrower is bound or to which any of the property or assets of the Borrower is subject has occurred and is continuing.

      (s) The Borrower will undertake, upon conversion of the Bonds to Fixed Rate Bonds, to provide certain annual financial information and notices of the occurrence of certain events, if material, in accordance with and pursuant to Rule 15c2-12 of the Securities Exchange Act of 1934.

      The Borrower agrees to indemnify and hold harmless the Authority, the Underwriter, any member, officer, official, employee or agent of the Authority or the State of Connecticut or the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "Act"), as amended (for purposes of this paragraph, collectively the "Indemnified Parties"), to the extent permitted under the applicable law, against

                                                                    EXHIBIT 4.24

any and all losses, claims, damages, liabilities or expenses whatsoever, joint or several, caused by (1) any breach of any representation or warranty made by the Borrower in this Bond Purchase Agreement, the Financing Documents, the Reimbursement Agreements or the Remarketing Agreements or (2) any untrue statement or misleading statement or allegedly misleading statement of a material fact contained in the Official Statement or caused by any omission or alleged omission from the Official Statement of any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue or misleading statement or omission or allegedly untrue or misleading statement or omission in the information contained under the captions "INTRODUCTION - The Authority", "THE AUTHORITY", "THE BONDS - Book-Entry Only System", "THE BANK", "THE LETTERS OF CREDIT", "UNDERWRITING" or "TAX MATTERS" or in Appendices D, E and F thereto (except to the extent that the information set forth in such sections is premised on facts and representations made in writing by the Borrower); provided, however, that in the case of clause (2) above such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter or any officer or employee of the Underwriter) if the Borrower has caused to be delivered to the Underwriter on a timely basis sufficient quantities of the Official Statement, as amended or supplemented, and a copy of the Official Statement, as then so amended or supplemented, was not sent or given by or on behalf of the Underwriter to the person asserting any such loss, claim, damage, liability or expense prior to or with written confirmation of the sale of such Bonds to such person by the Underwriter and the receipt of the Official Statement, as then so supplemented or amended, would have been a valid defense to the loss, claim, damage, liability or expense asserted. This indemnity agreement shall not be construed as a limitation on any other liability which the Borrower may otherwise have to any Indemnified Party.

      The Underwriter agrees to indemnify and hold harmless the Authority and the Borrower, and each director, officer, or employee of the Authority and the Borrower, and each person who controls either of them within the meaning of the Act (for purposes of this paragraph, an "Indemnified Party") to the same extent as the foregoing indemnity from the Borrower to the Underwriter, but only with reference to written information furnished to the Borrower by or on behalf of the Underwriter specifically for inclusion in the Official Statement under the caption "UNDERWRITING". This indemnity agreement shall not be construed as a limitation on any other liability which the Underwriter may otherwise have to any Indemnified Party.

      An Indemnified Party will, promptly after receiving notice of the commencement of any action against such Indemnified Party in respect of which indemnification may be sought against the Borrower or the Underwriter, as the case may be (in any case the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement of the action, enclosing a copy of all papers served, but the omission so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party of any liability which it may have to any Indemnified Party otherwise than under this Section. If such action is brought against an Indemnified Party and such Indemnified Party notices the Indemnifying Party of its commencement, the Indemnifying Party may, or if so requested by the Indemnified Party shall, participate in it or assume its defense, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of an election to assume the defense, the Indemnifying Party will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense

                                                                    EXHIBIT 4.24

other than reasonable costs of investigation subsequently incurred by the Indemnified Party in connection with the defense thereof. Until the Indemnifying Party assumes the defense of any such action at the request of the Indemnified Party, the Indemnifying Party may participate at its own expense in the defense of the action. If the Indemnifying Party does not employ counsel to have charge of the defense or if any Indemnified Party reasonably concludes that there may be defenses available to it or them which are different from or in addition to those available to the Indemnifying Party or the Indemnified Party and the Indemnifying Parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, reasonable legal and other expenses incurred by such Indemnified Party will be paid by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) approved by the Underwriter in the case of paragraph (a) representing all Indemnified Parties who are parties to such action). Any obligation under this
Section 7 of an Indemnifying Party to reimburse an Indemnified Party for expenses includes the obligation to reimburse the Indemnified Party to cover such expenses in reasonable amounts and at reasonable periodic intervals upon receipt by the Indemnifying Party of an invoice for such expenses not more often than monthly as requested by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld.

      In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is due in accordance with its terms but is for any reason held by a court to be unavailable from the Borrower or Underwriter on grounds of policy or otherwise, the Borrower and the Underwriter shall contribute to the total losses, claims, damages and liabilities (including reasonable legal or other expenses of investigation or defense) to which they may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Borrower and the Underwriter from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Borrower and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Borrower and the Underwriter shall be deemed to be in the same proportion as the proceeds from the sale (i.e., the principal amount of the Bonds) bears to the discount or fee in connection with such sale received by the Underwriter as an underwriting fee, as set forth in
Section 14 hereof. The relative fault of the Borrower and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Borrower or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. However, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls the Underwriter within the meaning of Section 15 of the Securities Act will have the same rights to contribution as the Underwriter, and each person who controls the Borrower within the meaning of the Securities Act and each officer and each director of the Borrower will have the same rights to contribution as the Borrower, subject to the foregoing sentence. Any party entitled to contribution will, promptly after

                                                                    EXHIBIT 4.24

receiving notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this paragraph, notify each party from whom contribution may be sought, but the omission to notify such party shall not relieve any party from whom contribution may be sought from any other obligation it may have otherwise than pursuant to this paragraph.

      8. [Reserved].

      9. The Borrower's obligations hereunder, except those contained in Sections 7 and 14, will be conditioned upon the approval by the Department of Public Utility Control (the "DPUC") of the issuance of the Notes, the loans under the Agreements and the transactions of the Borrower contemplated by the Financing Documents, the Reimbursement Agreements and the Remarketing Agreements; the delivery of the Letters of Credit; the purchase of and payment for the Bonds in accordance herewith on the Closing Date; the performance of the obligations of the Authority and the Underwriter not dependant on the performance of the Borrower; and the delivery to the Authority of the approving opinions of Winston & Strawn LLP, Bond Counsel, in form and substance substantially in the forms set forth as Appendix D to the Official Statement.

      10. The Authority's obligation to deliver the Bonds and to accept payment therefor are subject to the performance of the obligations of the Borrower and the Underwriter not dependent on the performance of the Authority, and will be conditioned upon the approval by the DPUC of the issuance of the Notes, the loans under the Agreements and the transactions of the Borrower contemplated by the Financing Documents, the Reimbursement Agreements and the Remarketing Agreements; the delivery of the Letters of Credit; the purchase of and payment for the Bonds in accordance herewith on the Closing Date; the delivery by the Underwriter to the Authority of a certificate substantially in the form of Schedule C to each of the Tax Regulatory Agreements; and the delivery to the Authority of the approving opinions of Winston & Strawn LLP, Bond Counsel, in form and substance substantially in the forms set forth as Appendix D to the Official Statement, and will be subject to the further condition that all documents, certificates, opinions and other items to be delivered at the closing pursuant hereto and as otherwise may reasonably be requested by Bond Counsel not be unsatisfactory in form and substance to Bond Counsel.

      11. The Underwriter's obligations hereunder to purchase and pay for the Bonds will be subject to (i) the approval by the DPUC of the issuance of the Notes, the loans under the Agreements and the transactions of the Borrower contemplated by the Financing Documents, the Reimbursement Agreements and the Remarketing Agreements, (ii) the performance by the Authority of its obligations to be performed hereunder at or prior to the Closing Date, (iii) the performance by the Borrower of its obligations to be performed hereunder at or prior to the Closing Date, (iv) the continued accuracy in all material respects of the representations and warranties of the Authority and the Borrower contained herein, in the Agreements and in the Reimbursement Agreements as of the date hereof and as of the Closing Date, and (v) in the reasonable judgment of the Underwriter, the following conditions:

      (a) after the date hereof, no litigation may be threatened or pending in any court (i) seeking to restrain or enjoin the issuance or delivery of the Bonds or the payment, collection or application of the proceeds thereof or loan payments and other moneys and securities pledged or to be pledged under the Indentures, or (ii) in any way questioning or affecting the validity of the Bonds or any provisions of the Indentures, the Financing Documents, the Reimbursement

                                                                    EXHIBIT 4.24

Agreements, the Remarketing Agreements or this Bond Purchase Agreement or any proceedings taken by the Authority with respect to the foregoing, or (iii) questioning the Authority's creation, organization or existence or the titles to office of any of its officers authorized under the Resolution, or its power to lend or provide money in connection with the Project as referred to in the Indentures and the Agreements, or (iv) questioning the Borrower's power to enter into and perform as applicable the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements or this Bond Purchase Agreement;

      (b) The market value of the Bonds has not been adversely affected by reason of the fact that between the date hereof and the Closing Date:

            (1) legislation has been enacted by the Congress or recommended to the Congress for passage by the President of the United States, or favorably reported for passage to either House of the Congress by any Committee of such House to which such legislation has been referred for consideration, or

            (2) a decision has been rendered by a Court of the United States, or the United States Tax Court, or

            (3) an order, ruling, regulation or official statement has been made by the Treasury Department of the United States or the Internal Revenue Service,

with the purpose or effect, directly or indirectly, of imposing federal income taxation upon such revenues or other income as would be derived by the Authority under the Agreements or such interest on the Bonds as would be received by the true owners and holders thereof, other than a person who, with the meaning of
Section 147(a) of the Internal Revenue Code of 1986, as amended, is a "substantial user" or "related person."

      (c) The market value of the Bonds has not in the opinion of the Underwriter been materially adversely affected by reason of the fact that between the date hereof and the Closing Date any legislation, ordinance, rule or regulation has been introduced in or enacted by any governmental body, department or agency in the State of Connecticut, or a decision has been rendered by any court of competent jurisdiction within the State of Connecticut with the purpose or effect, directly or indirectly, of imposing state income taxation upon such revenues or other income as would be derived by the Authority under the Agreements or such interest on the Bonds as would be received by the true owners and holders thereof;

      (d) No stop order, ruling, regulation or official statement by, or on behalf of, the Securities and Exchange Commission may have been issued or made after the date hereof to the effect that the issuance, offering or sale of obligations of the general character of the Bonds, or the Bonds, as contemplated hereby or by the Official Statement, is in violation or would be in violation unless registered or otherwise qualified under any provisions of the Securities Act of 1933, as amended and as then in effect, or the Trust Indenture Act of 1939, as amended and as then in effect;

      (e) After the date hereof, no legislation may have been introduced in or enacted by the House of Representatives or the Senate or the Congress of the United States of America, nor shall a decision by a court of the United States of America have been rendered, or a ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission or

                                                                    EXHIBIT 4.24

other governmental agency having jurisdiction of the subject matter have been made or proposed to the effect that obligations of the general character of the Bonds, or the Bonds, are not exempt from registration, qualification or other requirements of the Securities Act of 1933, as amended and as then in effect, or of the Securities Act of 1934, as amended and then in effect, or of the Trust Indenture Act of 1939, as amended and as then in effect;

      (f) (i) No event shall have occurred after the date hereof, which, in the opinion of the Underwriter, makes untrue, incorrect or inaccurate, in any material respect, any statement or information contained or incorporated by reference in the Official Statement (including the Appendices thereto), or the financial statements contained or referred to therein, or which is not reflected in the Official Statement or such financial statements but should be reflected therein for the purpose for which the Official Statement or such financial statements are to be used in order to make the statements and information contained therein in light of the circumstances under which they were made not misleading in any material respect, (ii) and there shall be no material adverse change (not in the ordinary course of business) in the condition of the Borrower from that set forth in or incorporated by reference in the Official Statement and the Appendix A thereto;

      (g) In the judgment of the Underwriter, the market price of the Bonds, or the market price generally of obligations of the general character of the Bonds, shall not have been adversely affected because: (a) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange; (b) the New York Stock Exchange, Inc. or other national securities exchange, or any governmental authority, shall impose, as to the Bonds or similar obligations, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or the charge to the net capital requirements of, underwriters; (c) a general banking moratorium shall have been established by federal, New York or Connecticut authorities; or (d) a war involving the United States of America shall have been declared, or any other national calamity shall have occurred, or any conflict involving the armed forces of the United States of America has escalated to such a magnitude as to materially adversely affect the Underwriter's ability to market the Bonds;

      (h) All matters relating to this Bond Purchase Agreement, the Bonds and the sale thereof, the Indentures, the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements and the consummation of the transactions contemplated by this Bond Purchase Agreement must be approved by the Underwriter but such approval may not be unreasonably withheld; and

      (i) At or prior to the Closing Date the Underwriter must have received the following documents:

            (1) Certified copies or executed originals of the Financing Documents and the Indentures;

            (2) The legal opinions of the following, dated the Closing Date, in the form and substance satisfactory to Bond Counsel and the Underwriter:

                  (A) Murtha Cullina LLP, counsel to the Borrower, substantially in the form of Exhibit A attached hereto.

                                                                    EXHIBIT 4.24

                  (B) Day Berry & Howard LLP, counsel to the Trustee,
            substantially in the form of Exhibit B attached hereto.

                  (C) Winston & Strawn LLP, Bond Counsel, substantially in the forms set forth as Appendix D to the Official Statement.

                  (D) Winston & Strawn LLP, Bond Counsel, concerning
            supplementary matters, substantially in the form of Exhibit D attached hereto.

                  (E) Opinion of the counsel to the Letter of Credit Bank, as described herein below.

The respective forms of such opinions above are subject, in each case, only to such changes therein as Bond Counsel and counsel to the Underwriter approve;

            (3) the legal opinion of Palmer & Dodge LLP, counsel to the Underwriter, addressed to the Underwriter, substantially in the form of Exhibit C attached hereto;

            (4) A certificate of an Authorized Representative of the Authority, dated the Closing Date, to the effect that (i) on and as of the Closing Date, each of the representations and warranties of the Authority set forth in Section 5 hereof is true, accurate and complete and all agreements of the Authority herein provided and contemplated to be performed on or prior to the Closing Date have been so performed; (ii) the executed copies of the Financing Documents and the Indentures and the certified copies of the resolution authorizing the Bonds are true, correct and complete copies of such documents and have not been modified, amended, superseded or rescinded but remain in full force and effect as of the Closing Date; (iii) the Bonds have been duly authorized, executed and delivered by the Authority; (iv) this Bond Purchase Agreement, the Indentures and the Financing Documents and any and all other agreements and documents required to be executed and delivered by the Authority in order to carry out, give effect to and consummate the transactions contemplated hereby and by the Indentures have each been duly authorized, executed and delivered by the Authority, and as of the Closing Date each is in full force and effect and substantially all right, title and interest inuring to the Authority under the Agreements have been duly pledged, and the loan payments thereunder assigned, to the Trustee under the Indentures for the benefit of the holders of the Bonds; (v) no litigation is pending or threatened to restrain or enjoin the issuance or sale of the Bonds or in any way contesting the validity or affecting the authority for the issuance of the Bonds, the authorization, execution or performance of the Indentures and the Financing Documents, or the existence or powers of the Authority or the right of the Authority to refinance the Project; and (vi) the Treasurer of the State of Connecticut has approved all matters and resolutions of the Authority required by the Act to be approved by the Treasurer with respect to the issuance, sale and delivery of the Bonds;

                                                                    EXHIBIT 4.24

            (5) A certificate of the Chairman, President and Chief Executive Officer, Vice President-Chief Financial Officer and Treasurer, any Vice President, Assistant Treasurer or Secretary of the Borrower, dated the Closing Date, as to the due incorporation, valid existence of the Borrower under the laws of the State of Connecticut, and the due authorization, execution and delivery by the Borrower of this Bond Purchase Agreement, the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements and annexing resolutions of the Board of Directors or Executive Committee or both with respect to such authorizations;

            (6) A certificate of the Chairman, President and Chief Executive Officer, Vice President-Chief Financial Officer and Treasurer, any Vice President, Assistant Treasurer or Secretary of the Borrower, dated the Closing Date, certifying severally that (i) the Borrower does not have any material contingent obligations or any material contractual agreements which are not disclosed or incorporated by reference in the Official Statement; (ii) so far as is known to the Borrower, there are no material pending or threatened legal proceedings to which the Borrower is or may be made a party or to which any of its property is or may become subjected, which has not been fully disclosed or incorporated by reference in the Official Statement; (iii) there is no action or proceeding pending, or to its best knowledge threatened, looking toward the dissolution or liquidation of the Borrower and there is no action or proceeding pending, or to its best knowledge threatened, by or against the Borrower affecting the validity and enforceability of the terms of the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements or this Bond Purchase Agreement; (iv) since December 31, 2003, there has been no material adverse change in the financial condition of the Borrower not disclosed or incorporated by reference in the Official Statement; and (v) the representations and warranties of the Borrower contained herein are true, complete and correct as of the Closing Date, with the same effect as if those representations and warranties had been made on and as of such date;

            (7) A certificate, satisfactory in form and substance to the Underwriter, of one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Indentures by the Trustee and the due authentication and delivery of the Bonds by the Trustee thereunder;

            (8) Letters from Standard & Poor's Ratings Service, the rating agency, indicating that the rating for the Bonds is no less than "AA+/A-1+";

            (9) Certified copies or executed originals of the Letters of Credit and the Reimbursement Agreements;

            (10) A certificate of one or more duly authorized officers of the Letter of Credit Bank stating that (i) the distribution of the information describing, or otherwise relating to, the Letter of Credit Bank contained in the Official Statement has been duly authorized by the Letter of Credit Bank, and (ii) the information relating to the Letter of Credit Bank as set forth in Appendix F to the Official Statement is true and accurate;

                                                                    EXHIBIT 4.24

            (11) An opinion of Shipman & Goodwin LLP, counsel to the Letter of Credit Bank, dated the date of the Closing and addressed to the Authority, the Borrower and the Underwriter, to the effect that (i) the Letter of Credit Bank has the legal power and authority to execute, deliver and perform its obligations under the Letters of Credit and the Reimbursement Agreements; (ii) the Letters of Credit and the Reimbursement Agreements have been duly executed and are valid and binding obligations of the Letter of Credit Bank, enforceable in accordance with their respective terms, except that the enforcement thereof may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and general principles of equity; (iii) the Letters of Credit are exempt from registration under Section 3(a)2 of the Securities Act of 1933, as amended; and (iv) the information appearing in the Official Statement under the caption entitled "THE LETTERS OF CREDIT" are accurate statements or summaries of the substantive provisions of the Letters of Credit and the Reimbursement Agreements and fairly present the information purported to be shown therein and Appendix E represents an accurate form of the Letters of Credit;

            (12) A letter from PricewaterhouseCoopers LLP, independent auditors for the Borrower, dated the Closing Date and addressed to the Underwriter;

            (13) A copy of the order of the DPUC approving the issuance of the Notes, the loans under the Agreements and the transactions of the Borrower contemplated by the Financing Documents and the Reimbursement Agreements;

            (14) Certificates or policies of insurance evidencing the insurance required to be obtained pursuant to the Agreements;

            (15) A letter or other written evidence satisfactory to Bond Counsel that the State Treasurer has approved the issuance of the Bonds in accordance with the Act.

            (16) A certificate satisfactory to the trustee for the Prior Obligations with respect to moneys deposited with the trustee for the Prior Obligations being sufficient to pay the Prior Obligations.

            (17) Certified copies or executed originals of the Remarketing Agreements.

            (18) Such additional certificates, instruments or other documents as the Authority or the Underwriter may reasonably require to evidence the accuracy, as of the Closing Date, of the representations and warranties herein contained, and the due performance and satisfaction by the Authority and the Borrower at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by any one or all of them in connection with this Bond Purchase Agreement, the Financing Documents, the Reimbursement Agreements, the Remarketing Agreements or the Indentures.

      In addition:

                                                                    EXHIBIT 4.24

      The Authority hereby represents that the Official Statement, with such additions and amendments as have been heretofore agreed upon between the Authority and the Underwriter, is deemed final as of the date thereof. Such representation is made in reliance upon the Borrower's representation herein that material relating to the Borrower included in the Official Statement is true and correct. The Borrower has contracted with a printer acceptable to the Underwriter for the delivery to the Underwriter at Borrower's expense of the number of copies requested by the Underwriter of the Official Statement and will cooperate with the Underwriter to secure the delivery thereof with reasonable promptness and within seven business days. The Underwriter agrees to file a copy of such Official Statement with a nationally recognized municipal securities information repository within five (5) days after such final Official Statements are made available to the Underwriter and to advise the Authority as to the location and time of such filing. Should the Underwriter require additional copies of the Official Statement, the Authority agrees to cooperate with the Underwriter in obtaining such copies at Borrower's expense if such request is made within 90 days from the date hereof and at the Underwriter's expense if such request is made thereafter. The Underwriter has taken and will continue to take action to comply with the Securities Exchange Commission Municipal Securities Disclosure Rule, 17 C.F.R. Section 240.15c2-12 and the provisions of this paragraph shall survive the expiration hereof to the extent necessary for such purpose.

      Except as provided in Paragraphs 7 and 14 hereof, if the Authority or the Borrower shall fail or be unable to satisfy the conditions of their obligations contained in this Bond Purchase Agreement, or if the Underwriter's obligations hereunder shall be terminated for any reason permitted by this Bond Purchase Agreement, this Bond Purchase Agreement shall terminate and neither the Authority nor the Underwriter nor the Borrower shall be under any further obligation hereunder.

      SIMULTANEOUSLY WITH OR BEFORE DELIVERY OF THE BONDS, THE UNDERWRITER SHALL FURNISH TO THE CONNECTICUT DEVELOPMENT AUTHORITY A CERTIFICATE SUBSTANTIALLY IN FORM ATTACHED TO THE TAX REGULATORY AGREEMENT ACCEPTABLE TO BOND COUNSEL TO THE EFFECT THAT (I) THE UNDERWRITER HAS MADE A BONA FIDE PUBLIC OFFERING OF THE BONDS TO THE PUBLIC AT INITIAL OFFERING PRICES NOT GREATER THAN THE PRICE SHOWN ON THE COVER OF THE OFFICIAL STATEMENT, OR IN THE CASE OF DISCOUNT OBLIGATIONS SOLD ON A YIELD BASIS, AT YIELDS NO LOWER THAN THOSE SHOWN ON THE COVER, INCLUDING INTEREST ACCRUED ON THE BONDS FROM THE DATE THEREOF, AND (II) A SUBSTANTIAL AMOUNT OF THE FINAL AMOUNT OF EACH MATURITY OF THE BONDS WAS SOLD TO THE FINAL UNDERWRITER THEREOF (NOT INCLUDING BOND HOUSES AND BROKERS OR SIMILAR PERSONS OR ORGANIZATIONS ACTING IN THE CAPACITY OF UNDERWRITER OR WHOLESALERS) AT PRICES NOT GREATER THAN SUCH OFFERING PRICES OR YIELDS. Bond Counsel advises that (i) such certificate must be made on the best knowledge, information and belief of the Underwriter, (ii) the sale to the public of 10% or more of each maturity of the Bonds at prices or yields not greater than the Initial Offering Prices or Yields would be sufficient for the purpose of certifying as to the sale of a substantial amount of the Bonds, and (iii) reliance on other facts as a basis for such certification would require evaluation by Bond Counsel to assure compliance with the statutory requirement.

                                                                    EXHIBIT 4.24

      12. The Authority and the Borrower agree that all representations, warranties and covenants made by them herein, and in certificates or other instruments delivered pursuant hereto or in connection herewith, shall be deemed to have been relied upon by the Underwriter notwithstanding any investigation heretofore or hereafter made by the Underwriter on its behalf, and that all representations, warranties and covenants made by the Authority and the Borrower herein and therein and all of the Underwriter's rights hereunder and thereunder shall survive the delivery of the Bonds.

      13. The Underwriter has received reasonable assurances that the Borrower will comply with its covenant to enter into a written undertaking upon conversion of the Bonds to Fixed Rate Bonds, set forth in Section 6.11 of each of the Agreements, pursuant to which it will agree to provide certain required disclosure information to the Trustee for the benefit of the bondholders and that procedures are, or will be, in place such that the Underwriter will receive prompt notice of any material event or Borrower's failure, in any material respect, to comply with its undertaking.

      14. The Authority shall pay, but only from proceeds of the Bonds or moneys to be provided by the Borrower, any expenses incident to the performance of its obligations hereunder including but not limited to (a) the cost of the preparation and printing (for distribution on or prior to the date hereof) of the Financing Documents, the Indentures, the Official Statement (in such numbers as the Authority, the Borrower and the Underwriter shall mutually agree upon), the Remarketing Agreements and this Bond Purchase Agreement; (b) the cost of the preparation and printing of the Bonds; (c) the fees and disbursements of Winston & Strawn LLP, Bond Counsel; (d) the fees and disbursements of Palmer & Dodge LLP, counsel to the Underwriter; (e) the fees of any other attorneys, experts or consultants retained by the Authority; and (f) any fee to the rating agencies.

      The Underwriter shall pay (a) all advertising expenses in connection with the public offering of the Bonds; and (b) except as otherwise provided in the prior paragraph, all other expenses incurred by the Underwriter in connection with their public offering and distribution of the Bonds, including the fees and disbursements of all attorneys, experts and consultants retained by them.

      On or prior to the Closing Date, the Borrower shall pay the fees and disbursements of the Underwriter in the aggregate amount of $95,500.00 ($50,000.00 with respect to the Series 2004A Bonds and $45,500.00 with respect to the Series 2004B Bonds).

      15. All communications hereunder shall be in writing and, unless otherwise directed in writing, shall be addressed as follows: if to the Authority at 999 West Street, Rocky Hill, Connecticut 06067, Attention: Executive Vice President
- Public & Investment Finance; if to the Borrower at 93 West Main Street, Clinton, Connecticut 06413, Attention: Vice President--Chief Financial Officer and Treasurer; if to the Underwriter at One North Jefferson, St. Louis, Missouri, 63103, Attention: Municipal Securities.

      16. This Agreement shall be construed and enforceable in accordance with the laws of the State of Connecticut.

      17. All terms used but not defined herein shall have the meanings set forth in the Agreements.

                                                                    EXHIBIT 4.24

      18. This Bond Purchase Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same Bond Purchase Agreement.

      19. In case any one or more of the provisions contained in this Bond Purchase Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Bond Purchase Agreement, but this Bond Purchase Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

                                                                    EXHIBIT 4.24

      20. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Underwriter, the Authority and the Borrower. This Agreement may be signed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

                           CONNECTICUT DEVELOPMENT AUTHORITY

                           By: ______________________________________________
                               Name: Francis T. Gagliardo
                               Title: Executive Vice President
                                      Public & Investment Finance

                           THE CONNECTICUT WATER COMPANY

                           By: ______________________________________________
                               Name: David C. Benoit
                               Title: Vice President Finance
                                      and Chief Financial Officer

                           A.G. EDWARDS & SONS, INC.

                           By: ______________________________________________
                               Name: Craig A. Hrinkevich
                               Title: Vice President and Managing Director

                                                                    EXHIBIT 4.24

                                                                       EXHIBIT A

                    [FORM OF OPINION OF COUNSEL TO BORROWER]

                                                               [Date of Closing]

The Connecticut Water Company
93 Main Street
Clinton, CT 06413

Connecticut Development Authority
999 West Street
Rocky Hill, CT 06067

U.S. Bank National Association, Trustee
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103

A.G. Edwards & Sons, Inc.
Goodwin Square
225 Asylum Street, 28th Floor
Hartford, CT 06103

Citizens Bank of Rhode Island
One Citizens Plaza
Providence, RI 02903

      Re: Connecticut Development Authority $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004A Series) and Connecticut Development Authority $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004B Series) (collectively the "Bonds")

Ladies and Gentlemen:

      We have acted as counsel to The Connecticut Water Company (the "Company"), a Connecticut corporation, in connection with certain matters relating to the issuance of the Bonds.

      In such capacity, we have reviewed the following documents related to the issuance of the Bonds: the Loan Agreements dated as of August 1, 2004 (the "Agreements") each by and between the Company and the Connecticut Development Authority (the "Authority"), the Indentures of Trust dated as of August 1, 2004 (the "Indentures") each by and between the Authority and U.S. Bank National Association, as Trustee (the "Trustee"), a bond purchase contract dated September 1, 2004, (the "Purchase Contract") by and among the Authority, the

                                                                    EXHIBIT 4.24

Company and A.G. Edwards & Sons, Inc., (the "Underwriter"), the Notes dated September 2, 2004 each issued by the Company (the "Notes"), the Tax Regulatory Agreements each by and between the Company and the Authority dated as of August 1, 2004, the Remarketing Agreements each by and between the Company and the Underwriter dated as of September 2, 2004, the Reimbursement and Credit Agreements dated as of August 1, 2004 each by and between the Company and Citizens Bank of Rhode Island (the "Bank") and the Letters of Credit from the Bank to the Trustee dated as of September 2, 2004. The foregoing documents, other than the Indentures, the Letters of Credit and the Purchase Contract, are hereinafter referred to as the "Financing Documents."

      The Company has requested that we issue this opinion to you pursuant to
Section 11(i)(2)(A) of the Purchase Contract.

      All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Agreements and the Indentures.

      In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of the Certificate of Incorporation, Bylaws, and records of the corporate proceedings of the Company, certificates of public officials, certificates of officers or representatives of the Company and executed copies of the Financing Documents, the Indentures, the Letters of Credit and the Purchase Contract. As to various questions of fact material to our opinion, we have relied upon statements of fact (as opposed to legal conclusions) contained in the documents we have examined or made to us by David C. Benoit, Vice President and Chief Financial Officer of the Company, who by reason of his position would be expected to have knowledge of such facts. In addition, we have reviewed such provisions of law as we have deemed necessary in order to express the opinions hereinafter set forth. We have relied as to the legal existence of the Company on a Certificate of Legal Existence issued by the Secretary of the State of the State of Connecticut. We have not searched the dockets of any court or governmental agency for litigation or proceedings involving the Company.

      In connection with the sale of the Bonds, at the request of the Company, we participated and assisted as counsel in the preparation of the portions of the Official Statement describing the Company and the application of the Bond proceeds, and in the preparation of Appendix A to the Official Statement ("Appendix A"), and we have reviewed the information contained therein. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of, and reports on, certain documents and proceedings. We also participated in conferences with representatives of the Company, the Authority and its counsel and the Underwriter and its counsel, at which conferences the contents of the Official Statement and related matters were discussed.

      With respect to matters stated herein to be "to our knowledge" or words of similar import, we have limited our investigation to consultation with David C. Benoit, Vice President and Chief Financial Officer of the Company who by reason of his position would be expected to have knowledge of the relevant facts and with attorneys in this firm who are currently giving substantive legal attention to the Company's affairs, and nothing has come to our attention in the course of such consultations that has caused us to believe that such statements as to our knowledge are incorrect.

                                                                    EXHIBIT 4.24

      We express no opinion as to the laws of any jurisdiction other than the laws of Connecticut and the federal laws of the United States.

      In rendering this opinion, we have assumed, without having made any independent investigation of the facts, (i) that the Authority is a body politic and corporate of the State of Connecticut, validly in existence and operating pursuant to the General Statutes of the State of Connecticut, including, but not limited to, Sections 32-1a through 32-1zz thereto; (ii) that the Trustee is a national banking association duly organized, validly existing and in good standing under any and all applicable federal and Connecticut laws; (iii) that the Underwriter is duly organized, validly existing and in good standing under any and all applicable laws; (iv) that the Bank is a Rhode Island stock savings bank, duly organized, validly existing and in good standing under any and all applicable Rhode Island and federal laws and that said Bank is authorized and empowered to conduct business in the State of Connecticut; (v) that each of the Authority, the Underwriter, the Bank and the Trustee has full power and authority to enter into each of the Indentures, the Letters of Credit, the Purchase Contract and each of the Financing Documents to which it is a party and to perform its respective obligations thereunder; and (vi) that each of the Indentures, the Letters of Credit, the Purchase Contract and each of the Financing Documents and each other document executed in connection therewith by the Authority, the Underwriter, the Bank or the Trustee in connection with the Bonds has been duly authorized, executed and delivered by that entity and is enforceable against such entity in accordance with its terms.

      We have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have assumed the genuineness of all signatures on the Financing Documents, the Indentures, the Letters of Credit and the Purchase Contract other than the signatures of officers of the Company signed in our presence. We have assumed the competency of each natural person executing the Financing Documents, the Indentures, the Letters of Credit and the Purchase Contract or related documents or certificates.

      Based upon and subject to the qualifications and limitations set forth herein, we are of the opinion that:

      1. The Company is a corporation validly existing under the laws of the State of Connecticut and has all requisite corporate right, power and authority to execute and deliver, and perform its obligations under, the Financing Documents and the Purchase Contract.

      2. The Company has duly authorized, executed and delivered the Financing Documents and the Purchase Contract.

      3. The Company has duly authorized, executed and delivered Appendix A to the Official Statement.

      4. The Financing Documents and the Purchase Contract constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

      5. The execution and delivery by the Company of, and performance by the Company of its obligations in, the Financing Documents and the Purchase Contract do not (a) violate any provisions of the Certificate of Incorporation or Bylaws of the Company; (b) to our knowledge,

                                                                    EXHIBIT 4.24

breach or constitute a default under, any existing obligation of the Company under any material indenture, mortgage, lease, agreement, judgment, writ, decree, order or other instrument to which the Company is a party or by which its property is bound or affected; or (c) violate any provision of any statute, rule or regulation applicable to the Company.

      6. No consent or authorization of any governmental authority or regulatory body, which has not yet been obtained; nor any notice to or filing with, or any other act by, any governmental authority or regulatory body which has not yet been given, made or done, is required for the enforceability of, and performance by, the Company of the Financing Documents and the Purchase Contract.

      7. To our knowledge, there is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against the Company: (i) seeking to restrain or enjoin the issuance or delivery of the Bonds or the execution and delivery by the Company of any of the Financing Documents or the Purchase Contract; (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, or the Financing Documents or the Purchase Contract; (iii) in any way contesting the corporate existence or powers of the Company; or (iv) wherein we believe an unfavorable decision, ruling or finding would affect the enforceability against the Company of the Purchase Contract and the Financing Documents in accordance with their terms.

      8. Based upon the information made available to us in the course of our participation in the preparation of the Official Statement and based upon such additional information as we have deemed necessary to form the belief expressed below, we advise you that, as of the date hereof, nothing has come to our attention that leads us to believe that the portions of the Official Statement relating to the Company, including the portions thereof entitled "Introduction," "The Project," "Estimated Sources and Uses of Funds," "Plan of Refunding," and "Bondowner's Considerations," and Appendix A contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We do not express any belief as to any financial statements or other financial or statistical data relating to the Company. We do not express any belief as to any other portion of the Official Statement, except as expressly provided in this paragraph 8.

      We express no opinion as to the severability provisions of the Financing Documents and the Purchase Contract.

      The foregoing is subject to the following:

            (a) The enforceability of all rights, remedies and obligations is subject to procedural due process and to laws of general application relating to and affecting the enforceability of creditors' rights and remedies generally, including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization and fraudulent conveyance law.

            (b) The enforceability of the Financing Documents and the Purchase Contract is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                                                    EXHIBIT 4.24

            (c) No opinion is expressed as to the enforceability of (i) provisions related to self-help, (ii) provisions that purport to establish evidentiary standards, (iii) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights, discharge of defenses, or liquidated damages, (iv) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct or conduct against public policy, or (v) any particular remedy where another remedy has been selected.

            (d) Provisions in the Financing Documents and the Purchase Contract that permit the Authority, the Underwriter, the Bank or the Trustee to make determinations, to take actions or to require that payments be made may be subject to requirements that such determinations be made, actions be taken or payments be required on a reasonable basis and in good faith.

            (e) No opinion is expressed as to the ownership by the Company of any personal property or real property.

            (f) We have assumed compliance with applicable requirements of all federal, state "Blue Sky" and similar laws or regulations concerning the offer or sale of securities.

      This opinion is solely as of the date hereof and we have no obligations to advise you with respect to matters hereafter arising. This opinion is rendered solely for the benefit of the addressees. Except for Winston & Strawn LLP, as Bond Counsel to the Authority, this opinion may not be relied upon by any other person or entity, nor may copies be delivered or furnished to any other person or entity, nor may all or portions of this opinion be quoted, circulated or referred to in any other document without our prior written consent.

                           Very truly yours,

                           MURTHA CULLINA LLP

                           By: ______________________________________________
                                Frank Giordanella
                                A Partner of the Firm

                                                                    EXHIBIT 4.24

                                                                       EXHIBIT B

                     [FORM OF OPINION OF COUNSEL TO TRUSTEE]

                                                               [Date of Closing]

Connecticut Development Authority
999 West Street
Rocky Hill, CT 06067

A.G. Edwards & Sons, Inc.
Goodwin Square
225 Asylum Street, 28th Floor
Hartford, CT 06103

Citizens Bank of Rhode Island
209 Church Street
New Haven, Connecticut 06510

The Connecticut Water Company
93 West Main Street
Clinton, Connecticut 06413

      Re: Connecticut Development Authority $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project -- 2004A Series) (AMT) (the "Series A Bonds")

            $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project -- 2004B Series) (Non-AMT) (the "Series B Bonds")

Dear Ladies and Gentlemen:

      We are acting as counsel for U.S. Bank National Association (the "Bank"), acting as trustee under an Indenture of Trust between the Bank and Connecticut Development Authority (the "Authority") dated as of August 1, 2004 with respect to the Authority's Series A Bonds (the "Series A Indenture") and an Indenture of Trust between the Bank and the Authority dated as of August 1, 2004 with respect to the Authority's Series B Bonds (the "Series B Indenture"). In that connection, we have examined a form of the Series A Indenture and the Series B Indenture and such other matters of law, certificates and documents as we have determined relevant for the purposes of this opinion.

      Based on the foregoing, we are of the opinion that:

      1. The Bank is a national banking association, validly existing and in good standing under the laws of the United States of America.

                                                                    EXHIBIT 4.24

      2. The Bank has all corporate power and authority to act as Trustee under, and to accept and perform its obligations as Trustee under, each of the Series A Indenture and the Series B Indenture.

      3. The acceptance by the Trustee of its duties and obligations under each of the Series A Indenture and the Series B Indenture has been duly authorized, executed and delivered by the Trustee and, assuming each of the Series A Indenture and the Series B Indenture constitutes a valid and binding obligation of the Authority enforceable against the Authority in accordance with its terms, each of the Series A Indenture and the Series B Indenture constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

      The foregoing opinions are limited to the laws of the State of Connecticut and the federal laws of the United States of America governing the banking and trust powers of the Bank.

      The foregoing opinions are also qualified to the extent that the enforceability of each of the Series A Indenture and the Series B Indenture may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally, and that the availability of certain equitable remedies may be subject to the discretion of the court before which such proceedings are brought.

                                  Very truly yours,

                                                                    EXHIBIT 4.24

                                                                       EXHIBIT C

                   [FORM OF OPINION OF COUNSEL TO UNDERWRITER]

                                                [Date of Closing]

A.G. Edwards & Sons, Inc.
Goodwin Square, 28th Floor
Hartford, CT 06106

      Re: $5,000,000 Connecticut Development Authority Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project -- 2004A Series) (the "2004A Bonds") and $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project -- 2004B Series) (the "2004B Bonds" and together with the 2004B Bonds, the "Bonds")

We have acted as your counsel in connection with your purchase from the Connecticut Development Authority (the "Authority") of the above-captioned Bonds, pursuant to the Bond Purchase Agreement dated September 1, 2004 (the "Bond Purchase Agreement") among you, the Connecticut Water Company (the "Company") and the Authority.

In connection with the foregoing, we have examined such documents and records pertaining to the Authority, the Company and the Bonds as we have deemed appropriate, including the following:

            (1) A certified copy of a bond resolution of the Authority authorizing the issuance of the Bonds adopted June 18, 2003 (the "Bond Resolution");

            (2) Executed counterparts of each Indenture of Trust dated as of August 1, 2004 (together, the "Trust Agreements") between the Authority and U.S. Bank National Association, as Trustee;

            (3) Executed counterparts of each Loan Agreement dated as of August 1, 2004 between the Authority and the Company (together, the "Loan Agreements");

            (4) An executed copy of the Official Statement of the Authority dated August 27, 2004 relating to the Bonds (together with all appendices thereto, the "Official Statement"); and

            (5) The opinions of even date herewith of Winston & Strawn LLP, Bond Counsel, and Murtha Cullina LLP, Counsel to the Company, delivered to you pursuant to Section 11(i)(2) of the Bond Purchase Agreement.

We are of opinion that the Bonds are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Trust Agreements are exempt from qualification as indentures under the Trust Indenture Act of 1939, as amended.

                                                                    EXHIBIT 4.24

In accordance with our understanding with you, we have rendered legal advice and assistance to you in the course of your investigation pertaining to, and your participation in the preparation of, the Official Statement. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related matters and reviews of and reports on certain records, documents and proceedings of the Authority and the Company. We also participated in conferences and discussions with representatives of the Company, its counsel and accountants, pursuant to which the contents of the Official Statement and related matters were discussed and revised.

We have not independently verified the statements contained in the Official Statement and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of such statements. However, in the course of our participation in the preparation of the Official Statement as your counsel no facts came to our attention which would lead us to believe that the Official Statement (except for any financial, statistical data or forecast, numbers, estimates, assumptions or expressions of opinion included therein, the information on the cover and under the caption "The Bonds" relating to DTC and its book-entry only system, information on the cover and under the caption "The Letters of Credit" and "The Bank" relating to Citizen's Bank of Rhode Island and the information in Appendices B, D, E and F as to which no view is expressed), both as of its date and as of the date hereof (being the date of the Closing referred to in the Bond Purchase Agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In connection with the statements expressed in the foregoing paragraph we have relied upon the opinions of Winston & Strawn LLP and Murtha Cullina LLP, referred to above, which opinions are in form and substance satisfactory to us.

This letter is furnished to you pursuant to Section 11(i)(3) of the Bond Purchase Agreement and is solely for your benefit.

                                              Very truly yours,

                                                                       EXHIBIT D

                 [FORM OF SUPPLEMENTAL OPINION OF BOND COUNSEL]

                                                     [Date of Closing]

A.G. Edwards & Sons Inc.
Goodwin Square
Hartford, Connecticut 06106

Citizens Bank of Rhode Island
One Citizens Plaza
Providence, Rhode Island 02903

The Connecticut Water Company
93 West Main Street
Clinton, Connecticut 06413

         Re:      Connecticut Development Authority
                  $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project-2004A Series) $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project-2004B Series)

Ladies and Gentlemen:

      We are bond counsel to the Connecticut Development Authority (the "Authority"), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut created and existing under the State Commerce Act, constituting Connecticut General Statutes, Sections 32-la through 32-23zz, as amended. We are rendering our final approving opinions (the "Opinions") of even date herewith relating to authorization and issuance of the Authority's $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004A Series) and $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004B Series) dated the date hereof (the "Bonds"). You are entitled to rely on the Opinions as though they were addressed to you. Reference is made to the Opinions for a description of the Bonds and other information relating thereto.

      Capitalized terms used herein that are not otherwise defined shall have the meanings given such terms in the Opinions.

      In connection with the rendering of the Opinions, we have reviewed records of the acts taken by the Authority in connection with the authorization, sale and issuance of the Bonds and were present at various meetings and participated in various discussions in connection therewith. Except as to matters related to the rendering of our Opinions, we have necessarily assumed the accuracy, completeness and fairness of and take no responsibility for any of the statements made in the Official Statement, except as expressly set forth below. We have also assumed but have not independently verified that the signatures on all documents and certificates that we examined were genuine. We express no opinion or belief as to the financial statements and other financial and statistical information contained in the Official Statement.

      We have also participated and assisted as bond counsel in the preparation of certain summary portions of the Official Statement, dated August 27, 2004, relating to the Bonds (the "Official Statement"). On the basis of our review and participation, nothing has come to our attention which would lead us to believe that the statements contained in the Official Statement under the captions "THE BONDS" (other than under the subcaption "Book-Entry Only System", as to which we express no opinion), "SECURITY FOR THE BONDS," "THE LOAN AGREEMENTS" and "THE INDENTURES OF TRUST", and in Appendix C thereto, insofar as the statements contained under such captions purport to summarize certain provisions of the Bonds and such documents, do not present a fair summary of such provisions or that the statements contained in the Official Statement under the caption "TAX MATTERS" are inaccurate.

      We further supplement our opinion by stating that based upon our review and participation as bond counsel as herein described, we are of the opinion that:

      1. The Bond Purchase Agreement, dated September 1, 2004, by and among the Authority, the Borrower and A.G. Edwards & Sons, Inc. (the "Bond Purchase Agreement") has been duly authorized, executed and delivered by the Authority and is a valid and binding obligation of the Authority enforceable upon the Authority.

      2. The execution and delivery of the Official Statement has been duly authorized by the Authority.

      3. The Bonds constitute exempted securities within the meaning of the Securities Act of 1933, as amended, and Section 304(a)(4)(B) of the Trust Indenture Act of 1939, as amended; and it is not necessary, in connection with the sale of the Bonds, to register any security under the Securities Act or qualify any indenture under the Trust Indenture Act.

      It is to be understood that the enforceability of the Bond Purchase Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights heretofore or hereafter enacted to the extent constitutionally applicable and that its enforcement may also be subject to the exercise of judicial discretion in appropriate cases.

      Our opinions set forth in this letter are based upon the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

      We express no opinion as to any information furnished by or describing the Borrower. No one other than the addressees shall be entitled to rely on this opinion.

                                               Very truly yours,